CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Auto-Callable Securities due 2013	$3,759,400	$268.05

PROSPECTUS Dated December 23, 2008	Pricing Supplement No. 508 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-156423
Dated December 23, 2008	Dated September 10, 2010
Rule 424(b)(2)
$3,759,400
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Auto-Callable Securities due September 16, 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Unlike ordinary debt securities, the Auto-Callable Securities due September 16, 2013 Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index, which we refer to as the securities, do not pay interest and do not guarantee the return of any principal at maturity.  The basket is equally weighted and is composed of shares of the iShares® MSCI Emerging Markets Index Fund (with a weighting of 33.333%), which we refer to as the EEM Shares, shares of the iShares® MSCI EAFE Index Fund (with a weighting of 33.333%), which we refer to as the EFA Shares (and, together with the EEM Shares, the underlying shares), and the S&P 500® Index (with a weighting of 33.333%), which we refer to as the SPX Index, and each of which we refer to as a basket component.  If the basket closing value (as defined below) on any of the first five determination dates is at or above 100% of the initial basket value, the securities will be automatically called for an early redemption payment on the fifth business day following the related determination date.  The early redemption payment will vary depending on the number of determination dates on which the basket closing value was greater than or equal to 70% of the initial basket value, which we refer to as the downside threshold level.  If the securities are not called prior to maturity, you will receive at maturity, for each security you hold, an amount in cash that will vary depending on whether the final basket value (as defined below) is greater than or equal to the downside threshold level and the number of determination dates on which the basket closing value was greater than or equal to the downside threshold level.  If the final basket value is less than the downside threshold level, the payment at maturity will be less, and may be significantly less, than the stated principal amount of the securities and could be zero. There is no minimum payment on the securities, and you could lose your entire investment.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
•	The stated principal amount and original issue price of each security is $10.
•	We will not pay interest on the securities.
•
If, on any of the first five determination dates, the basket closing value is at or above the initial basket value, the securities will be automatically called for an early redemption payment, which will be an amount in cash equal to (i) the $10 stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.

º
The contingent payment amount will be $0.40.  While the contingent payment amount will be payable for each determination date on which the basket closing value was at or above the downside threshold level, the contingent payment amount, if any, will be paid only upon an early redemption or at maturity, without any interest accrued on such amount.

º	The contingent payment multiplier will be the number of determination dates on which the basket closing value was greater than or equal to the downside threshold level.
º
The six determination dates are March 11, 2011, September 11, 2011, March 11, 2012, September 11, 2012, March 11, 2013 and September 11, 2013.  Each determination date will be subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events affecting any of the basket components.

•	At maturity, if the securities have not previously been called, you will receive for each security that you hold an amount of cash equal to:
º
if the basket closing value on the final determination date, which we refer to as the final basket value, is at or above the downside threshold level: (i) the $10 stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier, or

º
if the final basket value is lower than the downside threshold level: (i) the $10 stated principal amount times the basket performance factor, plus (ii) the contingent payment amount times the contingent payment multiplier.

➢	The basket performance factor will be the final basket value divided by the initial basket value.
•
The basket closing value on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such day.

º
On any day, the basket component closing value for each basket component will equal (x) in the case of the EEM Shares and the EFA Shares, the share closing price of one such underlying share times the applicable adjustment factor, each as of such day, and (y) in the case of the SPX Index, the index closing value of the SPX index on such day, as published by the index publisher.

º	The adjustment factor for each of the EEM Shares and the EFA shares will initially be set at 1.0 and is subject to adjustment upon certain corporate events affecting the EEM Shares or the EFA Shares.
º
The multiplier was set on the day we priced the securities for initial sale to the public, which we refer to as the pricing date, based on each basket component’s respective basket component closing values on the pricing date so that each basket component is reflected in the predetermined initial basket value in accordance with its applicable basket component weighting and will remain constant for the term of the securities.

•
The initial basket value is 100, which is equal to the sum of the products of (i) the basket component closing value for each basket component and (ii) the multiplier for such basket component, each as of the pricing date.

•	Investing in the securities is not equivalent to investing directly in the basket components or any of their component securities.
•	The securities will not be listed on any securities exchange.
•	The CUSIP number for the securities is 61759G323. The ISIN for the securities is US61759G3231.
You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”
The securities are riskier than ordinary debt securities.  See “Risk Factors” beginning on PS-12.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

 PRICE $10 PER SECURITY

	Price to Public	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per security	$10	$0.21	$9.79
Total	$3,759,400	$78,947.40	$3,680,452.60
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of $0.21 for each security they sell.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.  For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.

The agent for this offering, Morgan Stanley & Co. Incorporated, is our wholly owned subsidiary.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of Securities–Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

No action has been or will be taken by us, the agents or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil  except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the securities to the public in Hong Kong as the securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Each agent and each dealer represents and agrees that it will not offer or sell the securities nor make the securities the subject of an invitation for subscription or purchase, nor will it circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to persons in Singapore other than:

(a)  an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)  an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the Auto-Callable Securities due September 16, 2013 Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index, which we refer to as the securities, we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities are medium-term debt securities of Morgan Stanley.  The return on the securities is linked to the price performance of an equally-weighted basket of shares of the iShares® MSCI Emerging Markets Index Fund (with a weighting of 33.333%), which we refer to as the EEM Shares, shares of the iShares® MSCI EAFE Index Fund (with a weighting of 33.333%), which we refer to as the EFA Shares (and, together with the EEM Shares, the underlying shares), and the S&P 500® Index (with a weighting of 33.333%), which we refer to as the SPX Index, and each of which we refer to as a basket component.  Investors in the securities must be willing to accept the risk of a complete loss of principal and also the risk of not receiving any contingent payment amount.  The securities do not guarantee the return of any principal at maturity, and all payments on the securities are subject to the credit risk of Morgan Stanley.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

Each security costs $10
We, Morgan Stanley, are offering Auto-Callable Securities due September 16, 2013 Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index.  The stated principal amount and issue price of each security is $10.

The original issue price of the securities includes the agent’s commissions paid with respect to the securities as well as the cost of hedging our obligations under the securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The secondary market price, if any, at which Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., is willing to purchase the securities is expected to be affected adversely by the inclusion of these commissions and hedging costs in the original issue price.  In addition, the secondary market price may be lower due to the costs of unwinding the related hedging transactions at the time of the secondary market transaction.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Securities—Use of Proceeds and Hedging.”

The basket
The following table sets forth the basket components along with the Bloomberg ticker symbol, the basket component weighting, the initial basket component value and the multiplier of each basket component within the basket:

Basket Component	Bloomberg Ticker Symbol	Basket Component Weighting	Initial Basket Component Value	Multiplier
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	33.333%	$42.24	0.789133523
Shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	33.333%	$52.81	0.631187275
S&P 500® Index (the “SPX Index”)	SPX	33.333%	1,109.55	0.030041909

The securities do not guarantee repayment of any principal at maturity; no interest
Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the repayment of any of the principal at maturity.  If the securities have not been called prior to maturity and the final basket value (as defined below) has declined below 70% of the initial basket value (as defined below), which we refer to as the downside threshold level, your payment at maturity will be an amount that is less than the stated principal amount per security by an amount proportionate to the decline of the final basket value from the initial basket value, plus any contingent payment amount.  As there is no minimum payment on the securities, you could lose your entire investment.

The initial basket value is 100, which is equal to the sum of the products of (i) the initial basket component value for each basket component and (ii) the multiplier for such basket component.

The final basket value will be the basket closing value on September 11, 2013, which we refer to as the final determination date.

The basket closing value on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such day.

On any day, the basket component closing value for each basket component will equal (x) in the case of the EEM Shares and the EFA Shares, the share closing price of one such underlying share times the applicable adjustment factor, each as of such day, and (y) in the case of the SPX Index, the index closing value of the SPX index on such day, as published by the index publisher.

The adjustment factor for each of the EEM Shares and the EFA shares will initially be set at 1.0 and is subject to adjustment upon certain corporate events affecting the EEM Shares or the EFA Shares.

The multiplier was set on the day we priced the securities for initial sale to the public, which we refer to as the pricing date, based on each basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its applicable basket component weighting and will remain constant for the term of the securities.

Each determination date will be subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events affecting any of the basket components.

The securities will be automatically called if the basket closing value on any of the first five determination dates is at or above the initial basket value
If the basket closing value on any of the first five determination dates is at or above the initial basket value, the securities will be automatically called for an early redemption payment on the fifth business day following the related determination date, which we refer to as an early redemption date.  The early redemption payment will be an amount in cash equal to (i) the $10 stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.

The first five determination dates will be March 11, 2011, September 11, 2011, March 11, 2012, September 11, 2012 and March 11, 2013.

If the securities are not automatically called prior to maturity, the payment at maturity will vary depending on the final basket value
At maturity, if the securities have not previously been called, you will receive for each $10 stated principal amount of securities that you hold an amount of cash equal to:

•  if the final basket value is at or above 70% of the initial basket value, which we refer to as the downside threshold level: (i) the $10 stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier, or

•  if the final basket value is lower than the downside threshold level: (i) the $10 stated principal amount times the basket performance factor, plus (ii) the contingent payment amount times the contingent payment multiplier.

where,

contingent payment amount	=	$0.40

contingent payment multiplier	=	the number of determination dates on which the basket closing value is greater than or equal to the downside threshold level
basket performance factor	=	final basket value
		initial basket value

If the final basket value declines below the downside threshold level, you will be exposed to the decline in the final basket value from the initial basket value on a 1 to 1 basis without any minimum payment on the securities, and you could lose your entire investment.

While the contingent payment amount will be payable for each determination date on which the basket closing value is at or above the downside threshold level, the contingent payment amount, if any, will be paid only upon an early redemption or at maturity, without any interest accrued on such amount. It is possible that the basket closing value could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payment amount upon an early redemption or at maturity.

All payments on the securities upon an automatic early redemption or at maturity are subject to the credit risk of Morgan Stanley.

Beginning on PS-8, we have provided examples titled “Hypothetical Payouts on the Securities upon Automatic Early Redemption or at Maturity,” which explain in more detail the possible payouts on the securities on each determination date and at maturity assuming a variety of hypothetical basket closing values for each determination date, including the final determination date.  The table does not show every situation that can occur.

You can review the historical performance of the basket in the section of this pricing supplement called “Description of Securities—Historical Information” starting on PS-32.  You cannot predict the future performance of the basket based on its historical performance.

Investing in the securities is not equivalent to investing directly in the basket components or any of the securities that underlie the basket components.
The appreciation potential of the securities is limited
Investors will not participate in any appreciation in the final basket value from the initial basket value, and the return on the securities will be limited to the contingent payment amount that is paid with respect to each determination date on which the basket closing value is at or above the downside threshold level.  It is possible that the basket closing value could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payment amount.

The term of your investment in the securities may be limited to as short as six months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Postponement of maturity date
If, due to a market disruption event or otherwise, the final determination date is postponed so that the final determination date falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following the final determination date as postponed.  See “Description of Securities—Maturity Date.”

Investment in the securities involves risks associated with foreign equity securities (both emerging markets and developed markets) as well as currency exchange risk
The stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries.  The stocks included in the MSCI EAFE Index and that are generally tracked by the EFA Shares have been issued by companies in various developed markets countries.  There are risks associated with investing in foreign equity securities and the value of such securities will affect the value of your investment.  Furthermore, because the prices of the EEM Shares and the EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange risk with respect to each of the currencies in which such component securities trade, and fluctuations in the exchange rate of such currencies relative to the U.S. dollar will affect the value of your investment.  Exposure to this currency exchange risk will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar.

MS & Co. will be the calculation agent
We have appointed our affiliate MS & Co. to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the basket closing value on each determination date, whether the securities will be automatically redeemed following any of the first five determination dates and whether a market disruption event has occurred, and will calculate the payment that you will receive upon any automatic early redemption or at maturity, if any.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the securities, MS & Co., our wholly-owned subsidiary, will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” on PS-55.

Where you can find more information on the securities
The securities are senior unsecured securities issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated December 23, 2008 and prospectus dated December 23, 2008.  We describe the basic features of this type of security in the section of the prospectus supplement called “Description of Notes—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities—Fixed Rate Debt Securities.”

For a detailed description of the terms of the securities, you should read the section of this pricing supplement called “Description of Securities.”  You should also read about some of the risks involved in investing in the securities in the section of this pricing supplement called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the securities may differ from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Securities—United States Federal Taxation.”  We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

How to reach us	You may contact your local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE SECURITIES UPON AUTOMATIC CALL OR AT MATURITY

The following examples illustrate the payout on the securities for a range of hypothetical basking closing values for each of the six determination dates.

These examples are based on the following hypothetical terms:

•	initial basket value: 100

•	downside threshold level: 70

•	contingent payment amount: $0.40

•	stated principal amount (per security): $10

In Examples 1 through 5, the basket closing value is greater than or equal to the initial basket value on one of the first five determination dates.  The securities are therefore automatically redeemed following the relevant determination date.  In each of Examples 6, 7 and 8, the basket closing value on the first five determination dates is less than the initial basket value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 1			Example 2			Example 3
	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout
#1	110	1	$10.40	70	1	—	70	1	—
#2	—	—	—	110	2	$10.80	90	2	—
#3	—	—	—	—	—	—	110	3	$11.20
#4	—	—	—	—	—	—	—	—	—
#5	—	—	—	—	—	—	—	—	—
Final determination date	—	—	—	—	—	—	—	—	—
Total Payout:	$10.40 in March 2011			$10.80 in September 2011			$11.20 in March 2012

Determination Date	Example 4			Example 5
	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout
#1	70	1	—	30	0	—
#2	90	2	—	50	0	—
#3	80	3	—	60	0	—
#4	100	4	$11.60	69	0	—
#5	—	—	—	100	1	$10.40
Final determination date	—	—	—	—	—	—
Total Payout:	$11.60 in September 2012			$10.40 in March 2013

In Example 1, the securities are automatically redeemed following the first determination date as the basket closing value on the first determination date is greater than the initial basket value.  As the contingent payment multiplier is 1 in this example, the early redemption payment is calculated as follows:
stated principal amount + [contingent payment amount x contingent payment multiplier]
= $10 + ($0.40 x 1) = $10.40

In Example 2, the securities are automatically redeemed following the second determination date as the basket closing value on the second determination date is greater than the initial basket value.  As the contingent payment multiplier is 2 in this example, the early redemption payment is calculated as follows:
$10 + ($0.40 x 2) = $10.80

In Example 3, the securities are automatically redeemed following the third determination date as the basket closing value on the third determination date is greater than the initial basket value.  As the contingent payment multiplier is 3 in this example (the basket closing value is greater than or equal to the downside threshold level on the first three determination dates), the early redemption payment is calculated as follows:
$10 + ($0.40 x 3) = $11.20

In Example 4, the securities are automatically redeemed following the fourth determination date as the basket closing value on the fourth determination date is equal to the initial basket value.  As the contingent payment multiplier is 4 in this example (the basket closing value is greater than the downside threshold level on the first four determination dates), the early redemption payment is calculated as follows:
$10 + ($0.40 x 4) = $11.60

In Example 5, the securities are automatically redeemed following the fifth determination date as the basket closing value on the fifth determination date is greater than the initial basket value.  As the contingent payment multiplier is 1 in this example (the basket closing value is greater than the downside threshold level only on the fifth determination date), the early redemption payment is calculated as follows:
$10 + ($0.40 x 1) = $10.40

While this is the early redemption scenario with the highest possible contingent payment multiplier of 5, the contingent payment multiplier is 1 because the basket closing value is greater than the downside threshold level only on the fifth determination date, the determination date on which the basket closing value is greater than or equal to the initial basket value.

Determination Date	Example 6			Example 7			Example 8
	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout	Hypothetical Basket Closing Value	Contingent Payment Multiplier	Payout
#1	30	0	—	30	0	—	30	0	—
#2	50	0	—	50	0	—	50	0	—
#3	70	1	—	60	0	—	60	0	—
#4	80	2	—	80	1	—	80	1	—
#5	90	3	—	90	2	—	90	2	—
Final determination date	90	4	$11.60	120	3	$11.20	60	2	$6.84
Total Payout:	$11.60 at maturity			$11.20 at maturity			$6.84 at maturity

In Example 6, the final basket value has declined from the initial basket value by 10%.  However, as the final basket value is greater than the downside threshold level and the contingent payment multiplier is 4 (the basket closing value is greater than or equal to the downside threshold level on the third through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.40 x 4) = $11.60

The return on your investment of 16% under this scenario would be greater than a negative 10% return you would suffer on an investment linked to the simple price return of the basket.

In Example 7, the final basket value is greater than the downside threshold level and also represents a 20% increase from the initial basket value.  As the contingent payment multiplier is 3 (the basket closing value is greater than or equal to the downside threshold level on the fourth through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.40 x 3) = $11.20

The return on your investment of 12% under this scenario would be less than a 20% return you would realize on an investment linked to the simple price return of the basket.

Whereas the final basket value has declined from the initial basket value in Example 6, the final basket value has appreciated in this example.  However, the payment at maturity is less in this example because investors have earned the contingent payment amount on a fewer number of determination dates as compared to Example 6.  Investors in the securities will not benefit from any appreciation of the final basket value from the initial basket value.

In Example 8, the final basket value has declined from the initial basket value by 40%.  As the final basket value is less than the downside threshold level, investors will receive a payment at maturity that is less than the stated principal amount per security by an amount proportionate to the decline of the final basket value from the initial basket value, plus any contingent payment amount.  With the contingent payment multiplier of 2 (the basket closing value is greater than the downside threshold level only on the fourth and fifth determination dates), the payment at maturity will be calculated as follows:

[stated principal amount  x  basket performance factor]  +  [contingent payment amount x contingent payment multiplier]
= [($10 x  (60/100)] + [$0.40 x 2] = $6.80

A negative 32% return on your investment under this scenario would be better than a negative 40% return you would suffer on an investment linked to the simple price return of the basket.

In this example, if the basket closing value were less than the downside threshold level on each of the six determination dates such that the contingent payment multiplier is 0, the payment at maturity will be $6.00, which would result in a negative 40% return.

RISK FACTORS

The securities are not secured debt, are riskier than ordinary debt securities, do not pay any interest and, unlike ordinary debt securities, do not guarantee the return of any principal at maturity.  Investing in the securities is not equivalent to directly investing in the basket components or any of the securities that underlie the basket components.  This section describes the most significant risks relating to the securities.  For a complete list of risk factors, please see the accompanying prospectus.

The securities do not pay interest or guarantee the return of any principal at maturity
The terms of the securities differ from those of ordinary debt securities in that the securities do not pay regular interest and do not guarantee the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final basket value is less than the downside threshold level, other than the applicable total contingent payment amount, if any, you will receive for each security that you hold at maturity a payment that is less than the stated principal amount per security by an amount that is proportionate to the decline of the final basket value from the initial basket value.  This payment with respect to the principal will be less than 70% of the stated principal amount and may be zero.

The contingent payment amount, if any, is paid only at maturity or upon an earlier redemption and is based solely on the basket closing value on the specified determination dates
Whether the contingent payment amount will be paid, either upon an early redemption or at maturity, will solely depend on the basket closing value on the specified determination dates.  As a result, if the basket closing value is below the downside threshold level on most or all of the determination dates, you will earn little or no contingent payment amount even if the basket closing value was higher on other days over the term of the securities.

Investors will not participate in any appreciation in the price of the basket
Investors will not participate in any appreciation in the value of the basket from the initial basket value, and the return on the securities will be limited to the contingent payment amount that is paid with respect to each determination date on which the basket closing value is at or above the downside threshold level.  It is possible that the basket closing value could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payment amount.  If you do not earn sufficient contingent payment amounts over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

Early redemption
The term of your investment in the securities may be limited to as short as six months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Market price of the securities may be influenced by many unpredictable factors
Several factors, some of which are beyond our control, will influence the value of the securities in the secondary market and the price at which Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., may be willing to purchase or sell the securities in the secondary market.  We expect that generally the values of the basket components on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is not directly correlated to the values of the basket components, the securities will trade differently from the basket components.  Other factors that may influence the value of the securities include:

•  the volatility (frequency and magnitude of changes in value) of each of the basket components;

•  interest and yield rates in the market;

•  geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the basket component closing values on any determination date or the final basket component value;

•  the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the EEM Shares and EFA Shares trade;

•  dividend rates on each of the EEM Shares and EFA Shares and the securities underlying the SPX Index;

•      the occurrence of certain events affecting the EEM Shares or EFA Shares that may or may not require an adjustment to the relevant adjustment factor;

•  the time remaining until the next determination date and the maturity of the securities; and

•  any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial loss if on that date the basket value is below the initial basket value.

You cannot predict the future performance of any of the basket components based on their historical performance.  If the securities are not called prior to maturity and the final basket value declines below the downside threshold level, you will be exposed on a 1 to 1 basis to such decline in the final basket value below the initial basket value, as a result, you may lose some or all of your investment at maturity.  There can be no assurance that the securities will be called prior to maturity or that the final basket value will be at or above the initial basket value such that you will receive at maturity an amount that is equal to or greater than the principal amount of your investment.

The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities
You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components
Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components.

You can review the historical performance of each of the basket components and also a graph of the historical performance of the basket as a whole for the period from January 1, 2005 through September 10, 2010 in this pricing supplement under “Description of Securities—Historical Information” and “—Historical Graph.”  You cannot predict the future performance of the basket components or of the basket as a whole, or whether an increase in the value of one basket component will be offset by a decrease in the value of the other basket components, based on the historical performance of the basket components.

The securities will not be listed on any securities exchange and secondary trading may be limited
The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities
The EEM Shares and EFA Shares track the performance of the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, which are both linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

The securities are subject to currency exchange rate risk
Because the prices of the EEM Shares and EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index or MSCI EAFE Index, the price of the EEM Shares or EFA Shares, as applicable, will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments; and
•	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States and other countries important to international trade and finance.

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities
One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the EEM Shares or EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index or SPX Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the EEM Shares, EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index or SPX Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket component values and, as a result, could have increased the price at or above which the basket components must close on each determination date in order for you to earn a contingent payment amount or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative performance of the basket at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the basket closing value on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
As calculation agent, MS & Co. has determined the initial basket component values and will determine the final basket component values, the contingent payment multiplier, the basket performance factor, whether the securities will be redeemed following any determination date, whether any changes to the adjustment factor for the EEM Shares or EFA Shares are required and whether any market disruption event has occurred, and will calculate the amount of cash you will receive upon an automatic early redemption or at maturity, if any.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may adversely affect the payout to you upon an automatic early redemption or at maturity.  See the section of this pricing supplement called “Description of Securities—Market Disruption Event.”

Adjustments to the EEM Shares or EFA Shares or the index tracked by the EEM Shares or EFA Shares, as applicable, could adversely affect the value of the securities
As the investment adviser to the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund, BlackRock Fund Advisors (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the relevant fund.  Any of these actions could adversely affect the price of the shares of the relevant fund and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index and MSCI EAFE Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or MSCI EAFE Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index or MSCI EAFE Index.  MSCI may also discontinue or suspend calculation or publication of the MSCI Emerging Markets Index or MSCI EAFE Index at any time.  Any of these actions could adversely affect the value of the MSCI Emerging Markets Index or MSCI EAFE Index and, consequently, the value of the securities.

The EEM Shares and the index tracked by the EEM Shares are different
The performance of the EEM Shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the EEM Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the EEM Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI Emerging Markets Index Fund, differences in trading hours between the EEM Shares and the MSCI Emerging Markets Index or due to other circumstances.  The iShares® MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in depositary receipts representing securities of such index.  The iShares® MSCI Emerging Markets Index Fund may invest the remainder of its assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Adviser.

The EFA Shares and the index tracked by the EFA Shares are different
The performance of the EFA Shares may not exactly replicate the performance of the MSCI EAFE Index because the EFA Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI EAFE Index.  It is also possible that the EFA Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI EAFE Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI EAFE Index Fund, differences in trading hours between the EFA Shares and the MSCI EAFE Index or due to other circumstances.  The iShares® MSCI EAFE Index Fund generally invests at least 90% of its assets in the securities of the MSCI EAFE Index and in depositary receipts representing securities of such index.  The iShares® MSCI EAFE Index Fund may invest the remainder of its assets in securities not included in the MSCI EAFE Index but which the Investment Adviser believes will help the iShares® MSCI EAFE Index Fund track the MSCI EAFE Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the EEM Shares or EFA Shares
MS & Co., as calculation agent, will adjust the adjustment factor for the EEM Shares and EFA Shares for certain corporate events affecting the relevant fund, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect the EEM Shares or EFA Shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

Adjustments to the SPX Index could adversely affect the value of the securities
Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, is responsible for calculating and maintaining the SPX Index.  S&P can add, delete or substitute the stocks underlying the SPX Index or make other methodological changes that could change the value of the SPX Index.  S&P may discontinue or suspend calculation or dissemination of the SPX Index.  Any of these actions could adversely affect the value of the securities.

If S&P discontinues or suspends calculation or publication of the SPX Index at any time, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued SPX Index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on any determination date, the value of the SPX Index for such determination date will be based on the closing prices of the stocks underlying the SPX Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co., as calculation agent, in accordance with the formula for calculating the SPX Index last in effect prior to such discontinuance.

Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley

Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the EEM Shares and EFA Shares.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the EEM Shares or EFA Shares or any of the securities underlying the basket components.  In addition, you do not have the right to exchange your securities for EEM Shares or EFA Shares or any of the securities underlying the basket components at any time, and are subject to the credit risk of Morgan Stanley.

The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and our counsel has not rendered an opinion as to their proper tax treatment.

Please read the discussion under “Description of Securities – United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.  Subject to that discussion, you agree with us to treat each security for U.S. federal income tax purposes as an “open transaction” and agree that the receipt of an amount equal to the contingent payment amount multiplied by the contingent payment multiplier (the “Total Contingent Payment Amount”) will not be treated as a separate item giving rise to ordinary income. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein.  There is a substantial risk that the IRS could treat the Total Contingent Payment Amount received at maturity or any proceeds of a sale attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale as ordinary income, regardless of whether an investor recognizes overall gain or loss on the securities.  Non-U.S. Holders should note that we currently intend to withhold on any Total Contingent Payment Amount paid to Non-U.S. Holders.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

On December 7, 2007, the Treasury Department  and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdictions.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Security” refers to each $10 Stated Principal Amount of our Auto-Callable Securities due September 16, 2013 Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$3,759,400

Pricing Date	September 10, 2010

Original Issue Date (Settlement Date)	September 15, 2010 (3 Business Days after the Pricing Date).

Maturity Date	September 16, 2013, subject to extension in accordance with the following paragraph.

If, due to a Market Disruption Event or otherwise, the scheduled final Determination Date is postponed so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second Business Day following such final Determination Date as postponed.  See “––Determination Dates” below.

Interest Rate	None

Specified Currency	U.S. dollars

Stated Principal Amount	$10 per Security

Original Issue Price	$10 per Security

CUSIP Number	61759G323

ISIN	US61759G3231

Denominations	$10 and integral multiples thereof

Basket
The following table sets forth the Basket Components along with the Bloomberg ticker symbol, the Basket Component Weighting, the Initial Basket Component Value and the Multiplier of each Basket Component within the Basket:

Basket Component	Bloomberg Ticker Symbol	Basket Component Weighting	Initial Basket Component Value	Multiplier
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	33.333%	$42.24	0.789133523
Shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	33.333%	$52.81	0.631187275
S&P 500® Index (the “SPX Index”)	SPX	33.333%	1,109.55	0.030041909

Underlying Shares	The EEM Shares and the EFA Shares

Index Publisher	With respect to the SPX Index, Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

EEM Underlying Index	The MSCI Emerging Markets IndexSM

EFA Underlying Index	The MSCI EAFE Index®

Share Underlying Indices	The EEM Underlying Index and the EFA Underlying Index
Early Redemption
If, on any of the first five Determination Dates, the Basket Closing Value is at or above 100% of the Initial Basket Value, the Securities will automatically be called, in whole and not in part, for the applicable Early Redemption Payment to be paid on the fifth Business Day following such Determination Date (as may be postponed under “––Determination Dates” below) (each, an “Early Redemption Date”).

In the event that the Securities are subject to an Early Redemption, we will, or will cause the Calculation Agent to, (i) on the Business Day following the applicable Determination Date (as may be postponed under “––Determination Dates” below), give notice of the Early Redemption of the Securities and the applicable Early Redemption Payment, including specifying the payment date of the applicable amount due upon the Early Redemption, to the Trustee, upon which notice the Trustee may conclusively rely, and to The Depository Trust Company, which we refer to as DTC, and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on or prior to the applicable Early Redemption Date.  See “—Book-Entry Security or Certificated Security” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Early Redemption Payment	The Early Redemption Payment will be an amount equal to (i) the $10 Stated Principal Amount plus (ii) the Contingent Payment Amount times the Contingent Payment Multiplier
Contingent Payment Amount	$0.40

While the Contingent Payment Amount will be payable for each Determination Date on which the Basket Closing Value is at above the Downside Threshold Level, the Contingent Payment Amount, if any, will be paid only upon an Early Redemption or at Maturity, without any interest accrued on such amount.

Contingent Payment Multiplier
The Contingent Payment Multiplier is equal to the number of Determination Dates (prior to the Early Redemption Date, in the case of an Early Redemption) on which the Basket Closing Value is greater than or equal to the Downside Threshold Level.

Payment at Maturity	If the Securities have not been subject to an Early Redemption prior to maturity, you will receive for each $10 Stated Principal Amount of Securities that you hold a Payment at Maturity equal to:

•  if the Final Basket Value is greater than or equal to the Downside Threshold Level: (i) the $10 Stated Principal Amount plus (ii) the Contingent Payment Amount times the Contingent Payment Multiplier, or

• if the Final Basket Value is less than the Downside Threshold Level: (i) the $10 Stated Principal Amount times the Basket Performance Factor, plus (ii) the Contingent Payment Amount times the Contingent Payment Multiplier.

If the Final Basket Value declines below the Downside Threshold Level, you will be exposed to the decline in the Final Basket Value from the Initial Basket Value without any minimum payment on the Securities, and you could lose your entire investment.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, upon which notice the Trustee may conclusively rely, and to DTC of the amount of cash, if any, to be delivered with respect to the $10 Stated Principal Amount of each Security on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount, if any, due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on or prior to the Maturity Date.  We expect such amount of cash, if any, will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Security or Certificated Security” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Downside Threshold Level	70, which is 70% of the Initial Basket Value.

Basket Performance Factor	A fraction, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value, as described by the following formula:

Basket Performance Factor	=	Final Basket Value
Initial Basket Value

Basket Closing Value
On any day, the Basket Closing Value will be determined by the Calculation Agent and will equal the sum of the products of the Basket Component Closing Values of each of the Basket Components and the applicable Multiplier for each of the Basket Components on such day.

Initial Basket Value	100, which is equal to the sum of the products of (i) the Initial Basket Component Value for each Basket Component and (ii) the Multiplier for such Basket Component.
Final Basket Value	The Basket Closing Value on the final Determination Date, as determined by the Calculation Agent.
Initial Basket Component Value
In the case of the EEM Shares and the EFA Shares, the Share Closing Price of one such Underlying Share on the Pricing Date, and in the case of the SPX Index, the Index Closing Value of the SPX Index on the Pricing Date.

Basket Component Closing Value
On any day, the Basket Component Closing Value for each Basket Component will equal (x) in the case the EEM Shares and the EFA Shares, the Share Closing Price of one such Underlying Share times the applicable Adjustment Factor, each as of such day, and (y) in the case of the SPX Index, the Index Closing

Value of the SPX index on such day, as published by the Index Publisher.

Share Closing Price
Subject to the provisions set out under “—Discontinuance of the Underlying Shares and/or the Underlying Share Indices; Alteration of Method of Calculation” below, the Share Closing Price for one EEM Share or one EFA Share on any Trading Day means:

(i) if such Underlying Share is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Underlying Share (or any such other security) is listed,

(ii) if such Underlying Share is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii) if such Underlying Share is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Underlying Share is listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Share Closing Price for one such Underlying Share on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If the last reported sale price or the official closing price published by NASDAQ, as applicable, for such Underlying Shares is not available pursuant to either of the two preceding sentences, then the Share Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such Underlying Shares for such Trading Day obtained from as many recognized dealers in such Underlying Shares, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the Share Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto.  See “—Discontinuance of the Underlying Shares and/or the Underlying Share Indices; Alteration of Method of Calculation” below.

Index Closing Value
The Index Closing Value on any Index Business Day will be determined by the Calculation Agent and will equal the official closing value of the SPX Index, or any Successor Index (as defined under “—Discontinuance of the SPX Index; Alteration of Method of Calculation” below), published at the regular official weekday close of trading on such Index Business Day by the Index Publisher. In certain circumstances, the Index Closing Value will be based on the alternate calculation of the SPX Index described under “—Discontinuance of the SPX Index; Alteration of Method of Calculation.”

Multiplier
The Multiplier for each Basket Component set forth in the table under “—Basket” above will be set on the Pricing Date based on each Basket Component’s respective Initial Basket Component Value so that each Basket Component is reflected in the predetermined Initial Basket Value in accordance with its applicable Basket Component Weighting and will remain constant for the term of the Securities.

Adjustment Factor
1.0 for each of the EEM Shares and the EFA Shares, subject to adjustment in the event of certain corporate events affecting the EEM Shares or the EFA Shares, as applicable.  See “—Antidilution Adjustments” below.

Antidilution Adjustments
If the EEM Shares or the EFA Shares are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Shares.

No adjustment to the Adjustment Factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one millionths being rounded upward.

Determination Dates
March 11, 2011 (first Determination Date), September 11, 2011 (second Determination Date), March 11, 2012 (third Determination Date), September 11, 2012 (fourth Determination Date), March 11, 2013 (fifth Determination Date) and September 11, 2013 (final Determination Date).

If any Determination Date is not a Trading Day or Index Business Day, as applicable, with respect to any Basket Component or if a Market Disruption Event occurs on such scheduled Determination Date with respect to any Basket Component, the Determination Date solely for such affected Basket Component will be postponed and the Share Closing Price or Index Closing Value, as applicable, with respect to such affected Basket Component will be determined on the immediately succeeding Trading Day or Index Business Day, as applicable, on which no Market Disruption Event occurs with respect to such Basket Component.  The Basket Closing Value on such Determination Date will be determined on the last Determination Date as so postponed;

provided that the Share Closing Price or Index Closing Value, as applicable, for the affected Basket Component will not be determined on a date later than the third scheduled Trading Day or Index Business Day, as applicable, following the applicable scheduled Determination Date.  If such date is not a Trading Day or Index Business Day, as applicable, with respect to such affected Basket Component or if there is a Market Disruption Event with respect to such affected Basket Component on such date, (i) if the affected Basket Component is the EEM Shares or the EFA Shares, the Calculation Agent will determine the Share Closing Price on such date as the mean of the bid prices for an EEM Share or EFA Share, as applicable, for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. Incorporated (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant, and (ii) if the affected Basket Component is the SPX Index, the Calculation Agent will determine the Index Closing Value on such date in accordance with the formula for calculating the SPX Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-Index Business Day) on such date of each security most recently constituting the SPX Index.

Business Day	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Relevant Exchange
Relevant Exchange means: (a) with respect to the SPX Index or its Successor Index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index and (b) with respect to the EEM Shares and EFA Shares, the primary exchange or market of trading for any security (or any combination thereof) then included in the EEM Underlying Index, EFA Underlying Index or the relevant Successor Index, as applicable (as defined under “—Discontinuance of the Underlying Shares and/or the Underlying Share Indices; Alteration of Method of Calculation”).

Trading Day
Trading Day means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index Business Day
Index Business Day means a day, for the SPX Index, as determined by the Calculation Agent, on which trading is generally conducted on each of the Relevant Exchange(s) for the SPX Index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market Disruption Event	Market Disruption Event means:
(A) with respect to the EEM Shares or EFA Shares,

(i) the occurrence or existence of a suspension, absence or material limitation of trading of EEM Shares or EFA Shares, as applicable, on the primary market for such shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EEM Shares or EFA Shares, as applicable, as a result of which the reported trading prices for such shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EEM Shares or EFA Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the EEM Underlying Index or EFA Underlying Index, as applicable, on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(iii) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the EEM Underlying Index, EFA Underlying Index, EEM Shares or EFA Shares, as applicable, for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iv) a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the EEM Underlying Index or EFA Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the EEM Underlying Index or EFA Underlying Index, as applicable, shall be based on a comparison of (x) the portion of the value of the EEM Underlying Index or EFA Underlying Index, as applicable, attributable to that security relative to (y) the overall value of the EEM Underlying Index or EFA Underlying Index, as applicable, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the EEM Shares or EFA Shares or in the futures or options contract related to the EEM Underlying Index, EFA Underlying Index, EEM Shares or EFA Shares will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the EEM Underlying Index, EFA Underlying Index, EEM Shares or EFA Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the EEM Underlying Index, EFA Underlying Index, EEM Shares or EFA Shares and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the EEM Underlying Index, EFA Underlying Index, EEM Shares or EFA Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the EEM Shares or EFA Shares, see “—Discontinuance of the Underlying Shares and/or the Underlying Share Indices; Alteration of Method of Calculation” below.

(B) with respect to the SPX Index,

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the SPX Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the SPX Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the SPX Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the SPX Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the SPX Index shall be based on a comparison of (x) the portion of the value of the SPX Index attributable to that security relative to (y) the overall value of the SPX Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the SPX Index by the primary securities market trading in such contracts or funds by reason of (A) a price change exceeding limits set by such securities exchange or market, (B) an imbalance of orders relating to such contracts or funds or (C) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the SPX Index and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the SPX Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the Underlying Shares
and/or the Underlying Share Indices;
Alteration of Method of Calculation
If trading in shares of the EEM Shares or EFA Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the EEM Shares or EFA Shares are liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the Share Closing Price on any Trading Day following the Discontinuance or Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the EEM Underlying Index or EFA Underlying Index (or any Successor Index, as described below), as applicable, on such Trading Date (taking into account any material changes in the method of calculating the EEM Underlying Index or EFA Underlying Index, as applicable, following such Discontinuance or Liquidation Event) times (ii) a fraction, the numerator of which is the Share Closing Price and the denominator of which is the closing value of the EEM Underlying Index or EFA Underlying Index (or any Successor Index, as described below), as applicable, each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a Share Closing Price was available.

If, following a Discontinuance or Liquidation Event, MSCI Inc., the index publisher of both the EEM Underlying Index or EFA Underlying Index, discontinues publication of the EEM Underlying Index or EFA Underlying Index and MSCI Inc. or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued EEM Underlying Index or EFA Underlying Index (such index being referred to herein as an “Successor Index”), as applicable, then any subsequent Share Closing Price on any Trading Day following a Discontinuance or Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Securities, within three Business Days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If, following a Discontinuance or Liquidation Event, MSCI Inc. discontinues publication of the EEM Underlying Index or EFA Underlying Index prior to, and such discontinuance is continuing on, the Valuation Date or the date of acceleration, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Share Closing Price for such date.  The Share Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating the EEM Underlying Index or EFA Underlying Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing the EEM Underlying Index or EFA Underlying Index, as applicable, without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the EEM Underlying Index or EFA Underlying Index may adversely affect the value of the Securities.

Discontinuance of the SPX Index;
Alteration of Method of Calculation
If the Index Publisher discontinues publication of the SPX Index and the Index Publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued SPX Index (such index being referred to herein as the “Successor Index”), then any subsequent Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on any Index Business Day that the Index Closing Value is to be determined.

Upon any selection by the Calculation Agent of the Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Securities, within three Business Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Index Publisher discontinues publication of the SPX Index or the Successor Index prior to, and such discontinuance is continuing on, the Determination Date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the Index Closing Value for the Determination Date or such date of acceleration.  The Index Closing Value of the SPX Index or the Successor Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on the Determination Date or such date of acceleration of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the SPX Index may adversely affect the value of the Securities.

If at any time, the method of calculating the SPX Index or the Successor Index, or the value thereof, is changed in a material respect, or if the SPX Index or the Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the SPX Index or the Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Value for the Determination Date with reference to the SPX Index or the Successor Index, as adjusted.  Accordingly, if the method of calculating the SPX Index or the Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the SPX Index or the Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Book Entry Security or
Certificated Security
Book Entry.  The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Securities.  Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to actions taken by “you” or to be taken by “you” refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book-entry securities, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Security or Subordinated Security	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.)

Agent	MS & Co.

Calculation Agent	MS & Co. and its successors.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, or an Early Redemption, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities, if any, will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Basket Value, the Basket Closing Value on each Determination Date, whether the Basket Closing Value on any Determination Date is at or above 100% of the Initial Basket Value and therefore whether the Securities will be called following such Determination Date, or whether a Market Disruption Event has occurred or any Antidilution Adjustment is required, and the payment due upon any Early Redemption or at maturity.  See “––Market Disruption Event” and “—Antidilution Adjustments” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation
in Case of an Event of Default
In case an Event of Default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable per Security upon any acceleration of the Securities (the “Acceleration Amount”) shall be determined by the Calculation Agent and shall be an amount in cash, if any, equal to the Payment at Maturity calculated as if the date of such acceleration were the final Determination Date.

If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Historical Graph
The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in “—Basket” above).  The graph covers the period from January 1, 2005 through September 10, 2010 and illustrates the effect of the offset and/or correlation among the Basket Components during such period.  The graph does not attempt to show your expected return on an investment in the Securities.

You cannot predict the future performance of any of the Basket Components or of the Basket as a whole, or whether the strengthening of any Basket Component will be offset by the weakening of the other Basket Component, based on their historical performances.

Historical Basket Performance January 1, 2005 through September 10, 2010

(a) Historical Information
The following tables set forth the published high, low and end-ofquarter closing values for each of the Basket Components for each calendar quarter in the period from January 1, 2005 to September 10, 2010.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  On September 10, 2010, the Share Closing Prices for the EEM Shares and the EFA Shares were $42.24 and $52.81, respectively, and the Index Closing Value for the SPX Index was 1,109.55.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The Basket Closing Values of the Basket Components for each Determination Date will be determined with reference to the prices published by the Relevant Exchanges, respectively, in accordance with the provisions set forth herein, rather than the prices published by Bloomberg Financial Markets.  The historical performance of the Basket Components set out in the tables and graphs below should not be taken as an indication of their future performance, and no assurance can be given as to the Basket Closing Value on any of the Determination Dates.  If the Securities are not automatically called prior to maturity, you will lose some or all of your initial investment at maturity if the Final Basket Value has declined below the Downside Threshold Level.  We cannot give you any assurance that the Securities will be called prior to maturity or that, if the Securities are not called, the Final Basket Value will be at or above the Initial Basket Value so that at maturity you will receive a payment in excess of the Stated Principal Amount of the Securities.  The Basket Components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.

The iShares® MSCI Emerging Markets Index Fund Historical High, Low and Period End Closing Prices January 1, 2005 through September 10, 2010
iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2005
First Quarter	24.65	21.23	22.54
Second Quarter	24.37	21.67	23.83
Third Quarter	28.32	23.93	28.32
Fourth Quarter	29.83	25.07	29.40
2006
First Quarter	33.59	30.43	33.02
Second Quarter	37.03	27.34	31.23
Third Quarter	33.14	29.20	32.29
Fourth Quarter	38.15	31.80	38.10
2007
First Quarter	39.53	35.03	38.75
Second Quarter	44.42	39.13	43.82
Third Quarter	50.11	39.50	49.78
Fourth Quarter	55.64	47.27	50.10
2008
First Quarter	50.37	42.17	44.79
Second Quarter	51.70	44.43	45.19
Third Quarter	44.43	31.33	34.53
Fourth Quarter	33.90	18.22	24.97
2009
First Quarter	27.09	19.94	24.81
Second Quarter	34.64	25.65	32.23
Third Quarter	39.29	30.75	38.91
Fourth Quarter	42.07	37.56	41.50
2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter (through September 10, 2010)	42.49	37.59	42.24

iShares® MSCI Emerging Markets Index Fund Daily Closing Prices January 1, 2005 through September 10, 2010

The iShares® MSCI EAFE Index Fund Historical High, Low and Period End Closing Prices January 1, 2005 through September 10, 2010
iShares® MSCI EAFE Index Fund	High ($)	Low ($)	Period End ($)
2005
First Quarter	55.27	51.18	52.92
Second Quarter	53.87	51.33	52.35
Third Quarter	58.50	52.05	58.09
Fourth Quarter	60.91	54.72	59.42
2006
First Quarter	65.40	60.33	64.99
Second Quarter	70.58	59.60	65.35
Third Quarter	68.46	61.62	67.78
Fourth Quarter	74.31	67.96	73.26
2007
First Quarter	76.94	70.95	76.27
Second Quarter	81.79	76.47	80.63
Third Quarter	83.77	73.70	82.56
Fourth Quarter	86.18	78.24	78.50
2008
First Quarter	78.35	68.31	71.90
Second Quarter	78.52	68.10	68.70
Third Quarter	68.04	53.08	56.30
Fourth Quarter	55.88	35.71	44.87
2009
First Quarter	45.44	31.69	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	43.91	54.70
Fourth Quarter	57.28	52.66	55.30
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter (through September 10, 2010)	53.81	47.09	52.81

iShares® MSCI EAFE Index Fund Daily Closing Prices January 1, 2005 through September 10, 2010

The S&P 500® Index Historical High, Low and Period End Closing Values January 1, 2005 through September 10, 2010
S&P 500® Index	High	Low	Period End
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter (through September 10, 2010)	1,127.79	1,022.58	1,109.55

S&P 500® Index Daily Closing Values January 1, 2005 through September 10, 2010

The iShares® MSCI Emerging Markets
Index Fund; Public Information
The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares MSCI Emerging Markets Index Fund is managed by iShares, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the EEM Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”).  The Securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI Emerging Markets IndexSM
The MSCI Emerging Markets IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of August 2010, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets. The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987. The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange-traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Emerging Markets Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market
Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:
• Investable Market Index (Large + Mid + Small)
• Standard Index (Large + Mid)
• Large Cap Index
• Mid Cap Index
• Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.  The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment
All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.
Classifying Securities under the Global Industry Classification Standard (“GICS®”)

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., the GICS®.  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:
(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
• Updating the indices on the basis of a fully refreshed Equity Universe.
• Taking buffer rules into consideration for migration of securities across size and style segments.
• Updating FIFs and Number of Shares (“NOS”).
The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.
(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:
• Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.
• Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.
• Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy
The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.
The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.
All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.
The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined”

announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.
For Standard Index constituents, a more descriptive text announcement is sent to clients for significant events that meet any of the following criteria:
• Additions and deletions of constituents.
• Changes in free float-adjusted market capitalization equal to or larger than USD 5 billion, or with an impact of at least 1% of the constituent’s underlying country index.

If warranted, MSCI Inc. may make additional announcements for events that are complex in nature and for which additional clarification could be beneficial.

IPOs and Other Early Inclusions. Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing. Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

GICS®. Non-event related changes in industry classification at the sub-industry level are announced at least two weeks prior to their implementation as of the close of the last U.S. business day of each month. MSCI announces GICS changes twice a month, the first announcement being made on the first U.S. business day of the month and the second one being made at least ten U.S. business days prior to the last U.S. business day of the month. All GICS changes announced in a given month will be implemented as of the close of the last U.S. business day of the month.

Index Calculation
Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:
• PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1
• IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t
• IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t
• PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1
• IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t
Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD
Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products.  It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value.  The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest -1 × PricePerSharet × InclusionFactort x PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	IndexNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort
FXratet-1

Where:
• SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.
• SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.
• SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.
• IndexNumberOfSharest-1 is the number of shares of security s at time t-1.
• PricePerSharet is the price per share of security s at time t.
• PricePerSharet-1 is the price per share of security s at time t-1.

•      InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion  Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

• PAFt is the Price Adjustment Factor of security s at time t.
• FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•      ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

• ICIt-1 is the Internal Currency Index of price currency at time t-1.
Index Market Capitalization

IndexAdjustedMarketCapUSDt =
å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =

å s ε I,t	(	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:
• IndexNumberOfSharest-1 is the number of shares of Security s at time t-1.
• PricePerSharet is the price per share of Security s at time t.
• PricePerSharet-1 is the price per share of Security s at time t-1.

•      InclusionFactort is the inclusion factor of Security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

• PAFt is the Price Adjustment Factor of Security s at time t.
• FXratet is the FX rate of the price currency of Security s vs USD at time t. It is the value of 1 USD in foreign currency.
• FXratet -1 is the FX rate of the price currency of Security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•      ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

• ICIt-1 is the Internal Currency Index of price currency at time t-1.
Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging Security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the Security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the Security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired Security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.  For U.S. securities, increases in number of shares and changes in FIFs and/or DIFs resulting from primary equity offerings and from secondary offerings representing at least 5% of the security’s number of shares will be implemented as soon as practicable after the offering is priced. Generally, implementation takes place as of the close of the same day that the pricing of the shares is made public. If this is not possible, the implementation will take place as of the close of the following trading day.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Optional Dividends.  In the case of an optional dividend, the company offers shareholders the choice of receiving the dividend either in cash or in shares. However, shareholders electing the cash option may receive the dividend consideration in cash or shares, or some combination of cash and shares. These dividends are a common practice in the U.S. For dividend reinvestment purposes, MSCI assumes that investors elect the cash option, therefore the dividend is reinvested in the MSCI Daily Total Return (“DTR”) Indices and price adjustment is not necessary (if the dividend is less than 5% of the cum market price of the underlying security). In the event that shareholders electing the cash option receive the dividend distribution in shares, or a combination of cash and shares, MSCI will increase the number of shares accordingly after results have been officially communicated, with two full business days notice.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the Securities linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the Securities.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

The iShares® MSCI EAFE Index Fund;
Public Information
The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at .www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the EFA Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EFA Shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”).  The Securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI EAFE Index®
The MSCI EAFE Index® is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of August 2010, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from Australia and New Zealand and all countries in Europe and Asia that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

For the description of the MSCI index methodology that commonly applies to the MSCI Emerging Markets Index and the MSCI EAFE Index, please see "––The MSCI Emerging Markets Index" above, starting with the third paragraph.

The S&P 500® Index	The S&P 500® Index was developed by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, and is calculated, maintained and published by S&P.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500® Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500® Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500® Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500® Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500® Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500® Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period value of the S&P 500® Index.  The S&P 500® Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“S&P 500 Index Maintenance”).

S&P 500® Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require a S&P 500® Index Divisor adjustment.  By adjusting the S&P 500® Index Divisor for the change in total Market Value, the value of the S&P 500® Index remains constant.  This helps maintain the value of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  All S&P 500® Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require S&P 500® Index Divisor adjustments.

The table below summarizes the types of S&P 500® Index maintenance adjustments and indicates whether or not a S&P 500® Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500® Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500® Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500® Index Divisor has the effect of altering the Market Value of the S&P 500® Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500® Component Stock, a new S&P 500® Index Divisor (“New S&P 500® Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500® Divisor

New S&P 500® Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500® Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500® Index Divisor.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with securities, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500® Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to us or the Securities.  S&P has no obligation to take our needs or the needs of the owners of the Securities into consideration in determining, composing or calculating the S&P 500® Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.  The Original Issue Price of the Securities includes the Agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Securities by taking positions in the Basket Components, in futures and/or options contracts on the Basket Components or any component securities underlying the Share Underlying Indices or the SPX Index listed on major securities markets.  Such purchase activity could have increased the Initial Basket Component Values, and, as a result, could have increased the level at or above which the Basket Component Closing Values must be on each Determination Date in order for the Securities to be automatically called prior to maturity or, if the Securities are not called prior to maturity, in order for the Payment at Maturity to exceed the Stated Principal Amount of the Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling the Basket Components and/or the securities underlying the Share Underlying Indices or the SPX Index or futures and/or options contracts on the Basket Components or component securities underlying the Share Underlying Indices or the SPX Index listed on major securities or commodities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such instruments on one or more Determination Dates.  We cannot give any assurance that our hedging activities will not affect the values of the Basket Components and, therefore, adversely affect the value of the Securities, whether the Securities are called early, or the payment you will receive at maturity, if any.

Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may distribute the Securities through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent a fixed sales commission of $0.21 for each Security they sell.  After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or the level of the Index.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account.  The Agent must close out any naked short position by purchasing the Securities in the open market after the offering.  A naked short position in the Securities is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities in the open market to stabilize the price of the Securities.  Any of these activities may raise or maintain the market price of the Securities above independent market prices or prevent or retard a decline in the market price of the Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of the Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil
The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the

Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.
Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Benefit Plan Investor Considerations
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these Securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the plan involved in the transaction and provided further that the plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these Securities.

Because we may be considered a party in interest with respect to many plans these Securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a plan asset entity, is not purchasing such Securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these Securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of these Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these Securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., MSSB or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Securities by the account, plan or annuity.

Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the Securities, either directly or indirectly.

United States Federal Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Securities.  This discussion applies only to initial investors in the Securities who:

• purchase the Securities at their “issue price”; and
• will hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
• certain financial institutions;
• insurance companies;
• certain dealers and traders in securities, commodities or foreign currencies;
• investors holding the Securities as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
• regulated investment companies;
• real estate investment trusts;
• tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
• persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary.

Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Under current law and subject to the discussion below under “—Tax Consequences to Non-U.S. Holders,” you agree with us to treat each Security as an “open transaction” and agree that the receipt of an amount equal to the contingent payment amount multiplied by the contingent payment multiplier (the “Total Contingent Payment Amount”) will not be treated as a separate item giving rise to ordinary income for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the tax treatment described herein.  Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each Security as described in the previous paragraph as an open transaction.

Tax Consequences to U.S. Holders
This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:
• a citizen or resident of the United States;
• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.
Tax Treatment of the Securities
Assuming the treatment of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to maturity, other than pursuant to a sale, exchange or early redemption as described below.

Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange, Early Redemption or Settlement of the Securities. Upon a sale, exchange, early redemption or settlement of the Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange, early redemption or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged, redeemed or settled. Any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at the time of the sale, exchange, early redemption or settlement, and short-term capital gain or loss otherwise.
Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, there is a substantial risk that the IRS could treat an amount equal to any Total Contingent Payment Amount received at maturity or any proceeds of a sale or exchange attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale as ordinary income, regardless of whether an investor recognizes overall gain or loss on the Securities.

In addition, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Other alternative federal income tax treatments of the Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Securities.  For example, the IRS could require a U.S. holder that uses an accrual method of tax accounting to include in income any increase in the Total Contingent Payment Amount on the determination date when such increase occurs.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the Securities and the proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is for U.S. federal income tax purposes:
• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign trust or estate.
The term “Non-U.S. Holder” does not include any of the following holders:

•  a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

• certain former citizens or residents of the United States; or
• a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.

Notwithstanding the tax treatment described above, significant aspects of the tax treatment of each Security are uncertain.  Accordingly, any Total Contingent Payment Amount paid to a Non-U.S. Holder generally will be withheld upon at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, regardless of whether the Non-U.S. Holder recognizes overall gain or loss on the Securities.  In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the Securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from withholding under, an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax advisers regarding the tax treatment of the Securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.
Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.